Exhibit

99.2   Press Release  of the Company, dated March 17, 2005

               MEDISCIENCE TECHNOLOGY CORP. ENTERS AGREEMENT WITH
                RFCUNY TO MODIFY ITS CD RATIOMETER AND CD-MAP FOR
      MICRO-ENDOSCOPIC FLUORESCENCE MOLECULAR MEASUREMENTS OF BREAST DUCTS

For Immediate Release                               Contact (MTC) (201) 818 0050
                                                     Pres. COO Michael Engelhart
                                                     mengelhart@thmgroup.com

 Cherry Hill, NJ March 17, 2005, --Mediscience Technology Corp. (MTC), (OTCBB- "MDSC") of Cherry Hill New Jersey, a developer of imaging technology for molecular detection of cancer and physiological change, announced its Agreement dated April 1, 2005 with Research Foundation - City University of New York (RF-CUNY) to modify and integrate the Company's CD-Ratiometer(TM) and CD-Map(TM) to couple a micro-endscope for molecular fluorescence measurements of breast ducts.

Michael Engelhart, Pres/COO stated, "Success with this endeavor of auto-fluorescence during mammary ductoscopy would significantly aid in identifying areas of abnormality, greatly improve patient outcomes and be a significant revenue generator for the Company. We continue to apply our Intellectual Property in advancing the commercialization of screening and diagnostic cancer devices. This agreement will allow the recent collaboration with Dr Julian Kim of the Cleveland Clinic to achieve its greatest potential"

Breast Cancer Background Adenocarcinoma starts in the glandular tissues. The two main types are ductile and lobular carcinomas. Ductile carcinoma (DCIS): most
                                               ------------------------
common type of non-invasive breast cancer and if diagnosed early can be cured. Invasive ductile carcinoma (IDC) starts in the milk duct and has spread to the
--------------------------------

                                    18 of 19
fatty tissue of the breast and accounts for approximately 75% of all breast cancers. Breast cancer incidence in women has increased from one in 20 in 1960 to one in eight today. Every three minutes a woman in the United States is diagnosed with breast cancer. On a yearly basis it is estimated that about 216,000 new cases of invasive breast cancer will be diagnosed, along with 59,390 new cases of non-invasive breast cancer--40,000 women are expected to die from this disease. .

About Mediscience Technology: Mediscience Technology Corporation and its New York subsidiary, Medi-photonics Development Company LLC, is engaged in the design, development and commercialization of medical devices that detect cancer and physiological change at a molecular level using frequencies of light that are emitted, scattered and absorbed to distinguish malignant, precancerous, or benign tissues from normal tissues. Mediscience's exclusive protected noninvasive technology combines the advantages of real-time results with enhanced diagnostic sensitivity and specificity compared with other methods of cancer detection.

Investor Notice: Certain of the matters discussed in this announcement contain
---------------
forward-looking statements that involve material risks to and uncertainties in the parties/company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include among other things, the availability of financing, the parties/ company's ability to implement its long-range business plan for the joint or independent development of various applications of its technology/ IP; the company's ability to enter into future agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary US regulatory i.e. FDA clearances applicable to applications of the company's technology; and management of growth and other risked and uncertainties that may be detailed from time to time in the parties/company's reports filed with the Securities and Exchange Commission. This disclosure is intended to satisfy: SEC Section 6, 6.01 Regulation FD, disclosure and Section 7 and 7.0 as well as all applicable and presently effective Sarbanes-Oxley disclosure requirements under Regulation G

Mediscience references MTC SEC SB-2 registration filing dated effective Jan 12, 2005/ See 8-K filing "Research Contract MTC RFCUNY" dtd _______

www.cunyphotonics.com www.medisciencetech.com
---------------------------------------------
www.infotonics.org/ResearchProjects/CompactPhotonicExplorers.asp
----------------------------------------------------------------

CITIGROUP/Smith Barney Analyst Report 10-1-2004, MTC reference Pg. 20

         CONTACT PERSONS:                 Mediscience Technology Corp.
                                          Michael Engelhart, 201-818-0050
                                          mengelhart@mediscience.com
                                          --------------------------
                                          or
                                          Peter Katevatis Esq., 215-485-0362
                                          metpk@aol.com
                                          -------------


                                    19 of 19